Exhibit 10.3

SECOND AMENDMENT TO LICENSED MEDICAL MARIJUANA FACILITY TRIPLE NET (NNN) LEASE AGREEMENT

This Second Amendment to the Licensed Medical Marijuana Facility Triple Net (NNN) Lease Agreement ("Amendment"), dated as of November 30, 2022 (the "Amendment Effective Date") is entered into by and between KINGMAN PROPERTY GROUP, LLC, an Arizona limited liability company (“Landlord”), and CJK, INC., an Arizona non-profit corporation (“Tenant”). Landlord and Tenant are referred to individually as a "Party" or collectively as the "Parties".

RECITALS

A.        Landlord and Tenant entered into that certain Licensed Medical Marijuana Facility Triple Net (NNN) Lease Agreement, dated May 1, 2018 (the “Original Lease”).

B.          Landlord and CJK amended the Original Lease by entering into that certain First Amendment to the Licensed Medical Marijuana Facility Triple Net (NNN) Lease Agreement, dated May 31, 2020 (the "First Amendment" and together with the Original Lease and this Amendment, the "Lease").

C.          Landlord and Tenant desire to amend the Lease in accordance with the terms set forth below, effective as of the Amendment Effective Date.

AMENDMENT

1.           Defined Terms; Recitals. All capitalized terms used but not otherwise defined herein shall have the meanings given such terms in the Lease. The recitals are incorporated into this Amendment as if fully stated herein.

2.            Landlord Termination Right. A new Section 4.03 is added to the Lease as follows:

4.03 Landlord’s Termination Right

Landlord shall have the right to terminate the Lease in its sole discretion by giving Tenant not less than fifteen (15) days’ written notice, provided that Landlord may not exercise its right to terminate under this Section 4.03 if Tenant is operating its business at the Premises as a going concern as permitted in the Lease.

3.           Guaranty. Tenant (among other parties) previously executed that certain Guaranty of Payment and Performance dated May 1, 2018 (the “Guaranty”) in favor of Landlord, guaranteeing the payment and performance of all Tenant’s obligations under the Lease and further granting Landlord certain rights and remedies as set forth therein. Landlord and Tenant agree to modify the Guaranty to delete Section 17 thereof. The parties intend this reference for the Guaranty to be modified to be self-operative and no further amendment or instrument shall be required in order to effectuate the deletion of Section 17. Except as expressly provided in this paragraph, the Guaranty shall remain in full force and effect, unmodified, and is hereby ratified and confirmed by the Tenant.

4.           Ratification of Lease; Conflict. Except as expressly and specifically amended herein, the Original Lease, as amended by the First Amendment, shall remain in full force and effect and is hereby ratified and confirmed by the parties. In the event of a conflict between this Amendment and the Lease, this Amendment shall control.

5.            Choice of Law. This Amendment is governed by the laws of the State of Arizona without regard to conflict of laws principles.

6.          Counterparts; Electronic Signatures. This Amendment may be executed in one or more counterparts and the signature pages combined to constitute one document. Electronic signatures shall have the same force and effect as original signatures.

[ SIGNATURE PAGE FOLLOWS ]

This Amendment is executed effective as of the Amendment Effective Date set forth above.

LANDLORD: KINGMAN PROPERTY GROUP, LLC, an Arizona limited liability company By: ZONED PROPERTIES, INC. Its: Member By: /s/ Bryan McLaren___________________ Name: Bryan McLaren Its: Chairman/CEO

TENANT: CJK INC., an Arizona non-profit corporation

By:	/s/ Delano Phillips
Name:	Delano Phillips
Title:	General Counsel

GUARANTOR: CJK INC., an Arizona non-profit corporation

By:	/s/ Delano Phillips
Name:	Delano Phillips
Title:	General Counsel